As filed with the Securities and Exchange Commission on July 31, 2025
                                     Registration No. __________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
___________________________
Sleep Number Corporation
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-1597886 (I.R.S. Employer Identification No.)
1001 Third Avenue South Minneapolis, Minnesota (Address of Principal Executive Offices)	55404 (Zip Code)
___________________________
Sleep Number Corporation 2020 Equity Incentive Plan, as Amended
(Full title of the plan)
Samuel R. Hellfeld
Chief Legal and Risk Officer and Secretary
Sleep Number Corporation
1001 Third Avenue South
Minneapolis, Minnesota 55404
(Name and address of agent for service)

(763) 551-7000
(Telephone number, including area code, of agent for service)

Copies requested to:
Brett Hanson, Esq.
Emily Humbert, Esq.
Fox Rothschild LLP
33 South Sixth Street, Suite 3600
Minneapolis, Minnesota 55402-3601
(612) 607-7000
___________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer                             Accelerated filer
Non-accelerated filer                             Smaller reporting company
Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
Sleep Number Corporation (the “Registrant” or the “Company”) has filed this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 500,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), issuable pursuant to awards granted under the Sleep Number Corporation 2020 Equity Incentive Plan, as amended (the “2020 Plan”). This share increase was recommended by the Company’s Management Development and Compensation Committee on March 19, 2025, approved by the full Board of Directors on March 21, 2025, and was approved and adopted by the Company’s shareholders on May 28, 2025. The Company previously filed with the Commission a Registration Statement on Form S-8 (Reg. No. 333-238236) to register the initial 3,240,000 shares of Common Stock available for issuance under the 2020 Plan and a Registration Statement on Form S-8 (Reg. No 333-279825) to register an additional 1,500,000 shares of Common Stock available for issuance under the 2020 Plan, which prior Registration Statements, with the exception of Items 3 and 8 of Part II of such prior Registration Statements, are hereby incorporated by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents, which have been previously filed (not furnished) with the Commission:
(a)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024, including portions of the Company's Definitive Proxy Statement on Schedule 14A filed on April 18, 2025 to the extent specifically incorporated by reference therein (File No. 0-25121);
(b)The Registrant's Quarterly Report on Form 10-Q for the fiscal period ended March 29, 2025, filed with the Commission on May 6, 2025 (File No. 0-25121);
(c)The Registrant's Quarterly Report on Form 10-Q for the fiscal period ended June 28, 2025, filed with the Commission on July 31, 2025 (File No. 0-25121);
(d)The Registrant's Current Reports on Form 8-K filed with the Commission on March 5, 2025, March 5, 2025, March 13, 2025, March 31, 2025, April 30, 2025, May 28, 2025, May 29, 2025, and July 22, 2025
(e)The description of the Common Stock contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on February 24, 2023, including any amendments or reports filed for the purpose of updating such description (File No. 0-25121).
In addition, all other documents filed (not furnished) by the Company pursuant to Section 13(a), Section 13(c), Section 14 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part of this Registration Statement from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished to and not filed with the Commission in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement:
Exhibit Index

Exhibit No.	Description
3.1
Third Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2000 (File No. 0-25121))

3.2
Articles of Amendment to Third Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed May 16, 2006 (File No. 0-25121))

3.3
Articles of Amendment to Third Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed May 25, 2010 (File No. 0-25121))

3.4
Articles of Amendment to Third Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed November 1, 2017 (File No. 0-25121))

3.5	Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed May 22, 2017 (File No. 0-25121))
5.1*	Opinion of Fox Rothschild LLP regarding the validity of the shares of Common Stock being registered (filed herewith)
23.1*	Consent of Fox Rothschild LLP (included within the opinion filed as Exhibit 5.1)
23.2*	Consent of Independent Registered Public Accounting Firm (filed herewith)
24.1*	Power of Attorney (included on signature page to this Registration Statement)
107*	Filing Fee Table

*	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on July 31, 2025.
SLEEP NUMBER CORPORATION

By: /s/ Samuel R. Hellfeld
Samuel R. Hellfeld
Chief Legal and Risk Officer and Secretary

POWER OF ATTORNEY
    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Linda A. Findley and Samuel R. Hellfeld and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution for him or her in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this Registration Statement and (ii) any registration statement or post-effective amendment thereto to be filed with the U.S. Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Linda Findley	Director, President and Chief Executive Officer (Principal Executive Officer)	July 31, 2025
Linda Findley

/s/ Robert P. Ryder	Executive Vice President, Interim Chief Financial Officer (Principal Financial Officer)	July 31, 2025
Robert P. Ryder

/s/ Kelly F. Baker	Interim Principal Accounting Officer (Principal Accounting Officer)	July 31, 2025
Kelly F. Baker

/s/ Phillip M. Eyler	Chair	July 24, 2025
Phillip M. Eyler

/s/ Stephen L. Gulis, Jr.	Director	July 24, 2025
Stephen L. Gulis, Jr.

/s/ Julie M. Howard	Director	July 25, 2025
Julie M. Howard

/s/ Deborah L. Kilpatrick	Director	July 28, 2025
Deborah L. Kilpatrick

/s/ Brenda J. Lauderback	Director	July 25, 2025
Brenda J. Lauderback

/s/ Stephen E. Macadam	Director	July 24, 2025
Stephen E. Macadam

/s/ Angel L. Mendez	Director	July 24, 2025
Angel L. Mendez

/s/ Hilary A. Schneider	Director	July 28, 2025
Hilary A. Schneider

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